Exhibit (n)(iii) under Form N-1A
                                              Exhibit 99 under Item 601/Reg. S-K



                              MULTIPLE CLASS PLAN


   This Multiple Class Plan (this "Plan") is adopted by the investment companies (the "Multiple Class Companies") identified in exhibits hereto (the "Class Exhibits") as offering separate classes of shares ("Classes").


      1.    PURPOSE

   This Plan is adopted pursuant  to Rule 18f-3 under the Investment Company Act of 1940, as amended (the "Rule"),  in  connection  with  the  issuance by the

   Multiple Class Companies and any series thereof (collectively the "Funds") of more  than  one Class of shares in reliance on the Rule.  In documenting  the exchange features  for  each  Class,  this  plan  describes  the arrangements whereby shares of Funds may be exchanged for or from certain other investment companies  which  are  not  part  of this Plan.  In documenting the  separate arrangement for distribution of each  Class,  this  Plan  also sets forth the schedules for variations in sales loads and contingent deferred sales charges required by Rules 22d-1 and 6c-10, respectively.



       2.   SEPARATE ARRANGEMENTS/CLASS DIFFERENCES

            The arrangements for shareholders services or the distribution of shares, or both, for each Class shall be set forth in the applicable Class Exhibit hereto.

      3.    EXPENSE ALLOCATIONS

   Each Class shall  be  allocated  those  shareholder service fees and fees and expenses payable under a Rule 12b-1 Plan  specified in the Class Exhibit.  In addition the following expenses may be specifically  allocated  to each Class to  the  extent  that  the  Fund's officers determine that such expenses  are actually incurred in a different  amount  by  that  Class,  or that the Class receives  services  of a different kind or to a different degree  than  other

   Classes:



            (a)   transfer agent fees;

            (b)   printing   and  postage  expenses  related  to  preparing  and
                  distributing    materials   such   as   shareholder   reports,
                  prospectuses, and proxies to current shareholders;

            (c)   blue sky registration fees;

            (d)   SEC registration fees;

            (e) the expense of administrative personnel and services as required to support the shareholders;

            (f) litigation or other legal expenses relating solely to one Class; or

            (g) other expenses incurred on behalf of the Class or for events or activities pertaining exclusively to the Class.

      4.    CONVERSION AND EXCHANGE FEATURES

   The conversion and exchange features for shares of each Class shall be as set forth in the applicable Class Exhibit hereto.



      5.    AMENDMENT

            Any material amendment of this Plan or any Class Exhibit hereto by any Multiple Class Company is subject to the approval of a majority of the directors/trustees of the applicable Multiple Class Company and a majority of the directors/trustees of the Multiple Class Company who are not interested persons of the Multiple Class Company, pursuant to the Rule.

                      INSTITUTIONAL SERVICE SHARES EXHIBIT

                                       TO

                              MULTIPLE CLASS PLAN



I. 1. Separate Arrangement And Expense Allocation

For purposes of Rule 18f-3 under the Act, the basic distribution and shareholder servicing arrangement of the Institutional Service Shares will consist of sales and shareholder servicing by financial intermediaries. The principal underwriter and financial intermediaries may receive payments for distribution and/or administrative services under a Rule 12b-1 Plan and financial intermediaries may also receive shareholder service fees for services provided. In connection with this basic arrangement, Institutional Service Shares will bear the following fees and expenses:

FEES AND EXPENSES    MAXIMUM AMOUNT ALLOCATED INSTITUTIONAL SERVICE SHARES
SALES LOAD           None
CONTINGENT DEFERRED  None
SALES CHARGE
("CDSC")
SHAREHOLDER SERVICE  Up to 25 basis points (0.25%) of the average daily net
FEE                  asset value
12B-1 FEE            As set forth in the attached Schedule
OTHER EXPENSES       Itemized expenses incurred by the Fund with respect to
                     holders of Institutional Service Shares as described in
                     Section 3 of the Plan


II.2. Conversion and Exchange Privileges

For purposes of Rule 18f-3, Institutional Service Shares have the following conversion rights and exchange privileges at the election of the shareholder:

CONVERSION RIGHTS:   None
EXCHANGE PRIVILEGES: Institutional Service Shares may be exchanged for
                     Institutional Service Shares of any other Federated fund or share class that does not have a stated sales charge or contingent deferred sales charge, except Class A Shares of Liberty U.S. Government Money Market Trust and Class K
                     Shares. Institutional Service Shares may also be exchanged for shares of Investment Companies that are not subject to this Plan, as provided in the "Proprietary
                     Fund Schedule" attached hereto.

In any exchange, the shareholder shall receive shares having the same aggregate net asset value as the shares surrendered, unless Class A Shares or Class F Shares which are subject to a CDSC are being exchanged, in which case the CDSC fee will be imposed as if the Class A Shares or Class F Shares had been redeemed. Exchanges to any other Class shall be treated in the same manner as a redemption and purchase.

                               SCHEDULE OF FUNDS

                     OFFERING INSTITUTIONAL SERVICE SHARES



The Funds set forth on this Schedule each offer Institutional Service Shares on the terms set forth in the Institutional Service Shares Exhibit to the Multiple Class Plan, in each case as indicated below. The 12b-1 fees indicated are the maximum amounts authorized based on the average daily net asset value. Actual amounts accrued may be less.

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|MULTIPLE CLASS COMPANY                               |12B-1 FEE|
|Series                                               |         |
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|                                                     |         |
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|FEDERATED ADJUSTABLE RATE SECURITIES FUND            |  0.05%  |
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|                                                     |         |
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|FEDERATED GNMA TRUST                                 |  0.05%  |
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|                                                     |         |
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|FEDERATED INCOME SECURITIES TRUST:                   |         |
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|Federated Intermediate Corporate Bond Fund           |  0.25%  |
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|Federated Short-Term Income Fund                     |  0.15%  |
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|                                                     |         |
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|FEDERATED INCOME TRUST                               |  0.05%  |
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|                                                     |         |
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|FEDERATED INDEX TRUST                                |  0.30%  |
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|Federated Max-Cap Index Fund                         |         |
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|                                                     |         |
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|FEDERATED INSTITUTIONAL TRUST:                       |         |
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|Federated Government Ultrashort Duration Fund        |  0.05%  |
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|Federated Intermediate Government/Corporate Fund     |  0.05%  |
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|                                                     |         |
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|FEDERATED INTERMEDIATE GOVERNMENT FUND, INC.         |  0.05%  |
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|                                                     |         |
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|FEDERATED SHORT-TERM MUNICIPAL TRUST                 |  0.25%  |
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|                                                     |         |
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|FEDERATED TOTAL RETURN GOVERNMENT BOND FUND          |  0.25%  |
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|                                                     |         |
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|FEDERATED TOTAL RETURN SERIES, INC.:                 |         |
-----------------------------------------------------------------
|Federated Mortgage Fund                              |  0.25%  |
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|Federated Total Return Bond Fund                     |  0.25%  |
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|Federated Ultrashort Bond Fund                       |  0.25%  |
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|                                                     |         |
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|FEDERATED U.S. GOVERNMENT SECURITIES FUND:  1-3 YEARS|  0.25%  |
-----------------------------------------------------------------
|                                                     |         |
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|FEDERATED U.S. GOVERNMENT SECURITIES FUND:  2-5 YEARS|  0.05%  |
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                                      - 3 -

---------------------------------------------------
|        MULTIPLE CLASS COMPANY         |12B-1 FEE|
---------------------------------------------------
|                                       |         |
---------------------------------------------------
|MONEY MARKET OBLIGATIONS TRUST:        |         |
---------------------------------------------------
|Arizona Municipal Cash Trust           |  None   |
---------------------------------------------------
|Automated Cash Management Trust        |  None   |
---------------------------------------------------
|California Municipal Cash Trust        |  None   |
---------------------------------------------------
|Connecticut Municipal Cash Trust       |  None   |
---------------------------------------------------
|Government Obligations Fund            |  None   |
---------------------------------------------------
|Government Obligations Tax-Managed Fund|  None   |
---------------------------------------------------
|Massachusetts Municipal Cash Trust     |  None   |
---------------------------------------------------
|Michigan Municipal Cash Trust          |  None   |
---------------------------------------------------
|Municipal Obligations Fund             |  None   |
---------------------------------------------------
|New Jersey Municipal Cash Trust        |  0.10%  |
---------------------------------------------------
|New York Municipal Cash Trust          |  0.25%  |
---------------------------------------------------
|Ohio Municipal Cash Trust              |  None   |
---------------------------------------------------
|Pennsylvania Municipal Cash Trust      |  None   |
---------------------------------------------------
|Prime Cash Obligations Fund            |  None   |
---------------------------------------------------
|Prime Management Obligations Fund      |  None   |
---------------------------------------------------
|Prime Obligations Fund                 |  None   |
---------------------------------------------------
|Prime Value Obligations Fund           |  None   |
---------------------------------------------------
|Tax-Free Instruments Trust             |  None   |
---------------------------------------------------
|Tax-Free Obligations Fund              |  None   |
---------------------------------------------------
|Treasury Obligations Fund              |  0.25%  |
---------------------------------------------------
|U.S. Treasury Cash Reserves            |  None   |
---------------------------------------------------
|Virginia Municipal Cash Trust          |  None   |
---------------------------------------------------

                          PROPRIETARY FUND SCHEDULE -

                          INSTITUTIONAL SERVICE SHARES



Shares issued by investment companies that are not party to this Plan but that are listed on this Proprietary Fund Schedule ("Non-Plan Investment Companies") may be exchanged for Institutional Service Shares of the Funds indicated opposite their names. Such Institutional Service Shares may also be exchanged back into shares of the original Non-Plan Investment Company. In addition, indicated Institutional Service Shares purchased from a dealer party to a Dealer Agreement to sell the indicated Non-Plan Investment Company Shares may be exchanged for Shares of such Non-Plan Investment Company. In any exchange, the shareholder shall receive shares having the same aggregate net asset value as the shares surrendered. Exchanges into any class of shares of a Non-Plan Investment Company not shown on this schedule shall be treated in the same manner as a redemption and purchase.

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| MULTIPLE CLASS SERIES/COMPANY  |NON-PLAN INVESTMENT COMPANIES|
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|                                |                             |
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|Money Market Obligations Trust -|WesMark Funds                |
|Automated Cash Management Trust |                             |
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